UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 22, 2025

MODULAR MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

001-41277

(Commission File Number)

Nevada	87-0620495
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

10740 Thornmint Road

San Diego, California 92127

(Address of principal executive offices, with zip code)

(858) 800-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, in May 2023, Modular Medical, Inc. (the “Company”) entered into an underwriting agreement with Newbridge Securities Corporation (“Newbridge”) and issued, in connection with an underwritten offering, warrants to purchase 3,564,183 shares of the Company’s common stock (the “2023 Warrants”) with the 2023 Warrants having an exercise price of $1.22 per share.

As previously disclosed, in March 2025, the Company issued, in connection with a private placement, warrants to purchase 6,508,073 shares of the Company’s common stock (the “2025 Warrants” and, together with the 2023 Warrants, the “Outstanding Warrants”) with the 2025 Warrants having an exercise price of $1.12 per share.

On September 22, 2025, the Company entered into inducement offer letter agreements (the “2023 Inducement Letters”) with holders of the 2023 Warrants representing warrants to purchase 1,519,200 shares of the Company’s common stock. Pursuant to the 2023 Inducement Letters, the holders agreed to exercise these 2023 Warrants at an exercise price of $0.68 per share, an approximately ten percent (10%) discount to the $0.7611 Nasdaq Official Closing Price on September 19, 2025 (such reduced exercise price, the “New Exercise Price”).

On September 22, 2025, the Company entered into inducement offer letter agreements (the “2025 Inducement Letters” and, together with the 2023 Inducement Letters, the “Warrant Letters”) with holders of the 2025 Warrants representing warrants to purchase 3,975,428 shares of the Company’s common stock. Pursuant to the 2025 Inducement Letters, the holders agreed to exercise these 2025 Warrants at the New Exercise Price. As a result of entering into the Warrant Letters, the Company will receive gross proceeds of approximately $3.7 million, before deducting expenses related to the Company entering into the Warrant Letters.

In consideration for the holders of the Outstanding Warrants agreeing to enter into the Warrant Letters, the Company agreed to issue new warrants to purchase approximately 2,747,314 shares of the Company’s common stock (the “New Warrants”) (fifty percent (50%) of the Outstanding Warrants exercised pursuant to the Warrant Letters) with an exercise price of $0.84 per share (an approximately ten percent (10%) premium to the $0.7611 Nasdaq Official Closing Price on September 19, 2025). The transaction is expected to close on or about September 25, 2025 (the “Closing Date”).

The New Warrants will be issued with a Securities Act of 1933, as amended (the “Securities Act”), restrictive legend and will be exercisable on the date of issuance and have a term of exercise of 5 years from the date of issuance. The Company will use commercially reasonable efforts to register the resale of the shares of the Company’s common stock underlying the New Warrants (the “New Warrant Shares”). There is no established trading market for the New Warrants, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the New Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the New Warrants will be extremely limited.

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the New Warrants.

The Company expects to enter into further Warrant Letters prior to the Closing Date and will release additional disclosure as to the final amounts of Outstanding Warrants exercised and the number of New Warrants issued.

Newbridge acted as the servicing agent (solely for informational and logistical purposes) with regard to the Warrant Letters and will receive a fixed fee of $400,000 and expense reimbursement of up to $50,000, regardless of the amount of gross proceeds that the Company receives from the exercise of the Outstanding Warrants.

The shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issuable upon exercise of the 2023 Warrants have been registered pursuant to an existing registration statement on Form S-3 (File No. 333-271413), declared effective by the Securities and Exchange Commission (the “SEC”) on August 19, 2025.

The resale of the shares of Common Stock underlying the 2025 Warrants exercised have been registered pursuant to an existing registration statement on Form S-3 (File No. 333-286768), declared effective by the SEC on May 7, 2025.

The forms of the 2023 Inducement Letters, the 2025 Inducement Letters, and New Warrants are attached hereto as Exhibits 10.1, 10.2, and 4.1, respectively. The description of the terms of the Warrant Letters and the New Warrants is not intended to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the New Warrants in reliance on the exemption provided by Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders, Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated thereunder and in reliance on similar exemptions under applicable state laws with such reliance on Rule 506 based in part upon a representation of each of the holders of the Outstanding Warrants who signed Warrant Letters that they are an “accredited investor” as defined in Rule 501 promulgated pursuant to the Securities Act. Neither the issuance of the New Warrants nor the New Warrant Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the New Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy the Company’s securities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
4.1	Form of Common Stock Purchase Warrant
10.1	Form of 2023 Inducement Letter
10.2	Form of 2025 Inducement Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODULAR MEDICAL, INC.

Date: September 23, 2025	By:	/s/ James E. Besser
James E. Besser
Chief Executive Officer

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